Exhibit 99.1

Esports Entertainment Group Reports Fiscal
2022 Third Quarter Revenue of $15.7 Million

Updates Fiscal 2022 Revenue Guidance to $55 to $60 Million

Hoboken, New Jersey – May 23, 2022 – Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”) today announced financial results for its fiscal 2022 third quarter ended March 31, 2022.

Fiscal Third Quarter 2022 Financial Results

●	Net revenue of $15.7 million, up $10.3 million compared to fiscal 3Q21, and an 8.0% sequential increase from net revenue of $14.5 million in fiscal 2Q22.
●	Gross profit of $9.4 million, up $6.3 million compared to fiscal 3Q21, and a 17.5% sequential increase from $8.0 million in fiscal 2Q22.
●	Gross margin of 60.0% favorably compares to 55.0% in fiscal 3Q21.
●	GAAP net loss to common shareholders of $63.8 million, or $2.11 per share, inclusive of a $38.6 million asset impairment charge as well as a $20.6 million charge for a derivative debt liability. This compares to a net loss of $12.4 million, or $0.73 per share in fiscal 3Q21, and a net loss to common shareholders of $34.5 million, or $1.53 per share, in fiscal 2Q22.
●	Non-GAAP adjusted EBITDA* loss of $7.3 million, inclusive of an adjustment of $38.6 million for an asset impairment charge and $20.6 million for a derivative debt liability. This compares to an adjusted EBITDA loss of $2.6 million in fiscal 3Q21 and an adjusted EBITDA loss of $6.8 million in fiscal 2Q22.
●	As of March 31, 2022, the Company had total cash and cash equivalents of $9.4 million.

* Reconciliation on non-GAAP financial measures provided in the tables of this press release.

Fiscal Third Quarter 2022 and Recent Operating Highlights

●	Subsequent to the end of the quarter, in May 2022 the Company named Jan Jones Blackhurst and Kaitesi Munroe to its Board of Directors, bringing the total number of Board members to 8, including 5 independent directors, effective June 1.
●	Subsequent to the end of the quarter, in April 2022 the Company fully launched its VIE.gg esports betting platform in the state of New Jersey following the completion of the soft play portion of the approval process which commenced in February 2022.
●	In March 2022, Damian Mathews was named the Company’s CFO. He has served on the Company’s Board of Directors since June 2020 and served as CFO of the Qatar and Abu Dhabi Investment Company from 2014 to 2020.
●	On March 19-20, the Company held the launch event for its peer-to-peer esports wagering platform at the Hard Rock Hotel & Casino Atlantic City. The landmark event drew hundreds of registered participants and over 16,000 live stream viewers.

●	In March 2022, the Company sold 15 million shares of common stock and warrants to purchase 15 million shares of common stock for a combined offering price of $1.00, raising net proceeds of approximately $13.6 million.
●	In February 2022, the Company announced that GAMMAX, a gaming and esports provider in the Netherlands, became the exclusive distributor of OMEGA in the Dutch market. GAMMAX also agreed to install the turnkey esports solution in its GAMMAX Gaming & Esports Centers and Leisure locations across the Netherlands over a five-year period.
●	In January 2022, Stuart Tilly was named the Company’s COO after serving as the Company’s Chief Legal Officer since 2020. From 2016 to 2020, he was CEO of Argyll Entertainment, a business acquired by the Company in 2020.

Management Commentary

“Our fiscal third quarter 2022 results illustrate growing top-line momentum across both our iGaming and esports verticals, which benefited from a more normalized operating environment in the quarter,” said Grant Johnson, CEO of Esports Entertainment Group. “On the iGaming front, we generated record-breaking quarterly revenue at Lucky Dino, one of our proprietary iGaming brands, experienced more balanced sportsbook hold, and improved the overall profitability of the business, reflecting initial benefits from our newly implemented efficient marketing strategy. With respect to esports, the market continues to recover from the impact of the pandemic as more live, in-person events return to calendars worldwide. Following the successful launch of our proprietary peer-to-peer wagering platform, at the Hard Rock in Atlantic City in March, we expect an increase in similar events going forward as interest in our unique esports solution continues to grow. We also completed the full launch of our mobile real money esports betting product, VIE.gg, in New Jersey and are excited to further leverage this product offering in what is the U.S.’s 11th most populous state. In addition, we continue to see healthy interest in ALPHA and OMEGA, our turnkey solutions for businesses and entertainment venues looking to add an esports attraction, from a wide variety of potential customers who are looking for ways to leverage existing facilities by expanding their current offerings and create new revenue streams.

“Despite this momentum, we are addressing several near-term challenges which are constraining our ability to grow the business and to drive that growth to the bottom line. Given our lack of liquidity, we have been unable to fully monetize certain of our esports assets – including Helix, ggCircuit and EGL. As a result, we are taking a $38.6 million impairment charge in the quarter across these three businesses. We do not see a path to attractive profitability in the Helix business given its significant overhead and ongoing capex and are currently working to divest our two existing centers. ggCircuit and EGL are two assets which we have not effectively been able to monetize due to liquidity constraints. Our team is working internally to properly forecast the long-term opportunity for these businesses, which will allow us to better establish their carrying value. To address our liquidity position and improve our ability to invest in the business and adequately support our growth initiatives, we are actively working with our lender on key modifications to the loan and hope to have more to share on this front in the near-term.

“To address these challenges, position the Company for added growth, and ultimately achieve our operational and profitability goals, we are implementing a number of strategies which we believe will allow us to create value for our shareholders. First, our team is in the final stages of dramatically simplifying our offering in the esports space, focused on SAAS-based technology under the ggCircuit brand, in-person tournaments under the EGL brands, and our peer-to-peer wagering platform. This asset-light model will allow us to more efficiently leverage our esports assets. Second, and most importantly, we are aggressively cutting costs across our seven brands. This includes removal of duplicative functions and de-emphasizing non-core assets. It has also driven our iGaming team to be more strategic in our sales and marketing initiatives in certain European markets and implement a return-focused player investment strategy that yields more attractive customer acquisition metrics. To-date, we’re projecting material savings over the next 12 months through an amended marketing strategy and through the implementation strategies to drive operating efficiencies. We have also identified further avenues to increase our cost savings and will pursue these in the coming months. We are encouraged by the early results of these efforts and expect them to have a significant positive impact on our future results, including our progress towards profitability, with a goal to achieve break-even on an annualized basis by early fiscal 2023.

“As we look ahead, the building blocks for further growth remain firmly in place. However, today’s market conditions are different and, as such, our team has adjusted to focus on achieving breakeven as quickly as possible. Given this change in focus and our third quarter performance, we believe it is prudent to update the full-year revenue expectations to a range of $55 to $60 million from the prior $70 to $75 million range. While we have come a long way in a short period of time, there is much work ahead of us as we become a leaner organization that can operate more efficiently and create greater value for our partners and shareholders.”

About Esports Entertainment Group

Esports Entertainment Group is a full stack esports and online gambling company fueled by the growth of video-gaming and the ascendance of esports with new generations. Our mission is to help connect the world at large with the future of sports entertainment in unique and enriching ways that bring fans and gamers together. Esports Entertainment Group and its affiliates are well-poised to help fans and players to stay connected and involved with their favorite esports. From traditional sports partnerships with professional NFL/NHL/NBA/MLS teams, community-focused tournaments in a wide range of esports, and boots-on-the-ground LAN cafes, EEG has influence over the full-spectrum of esports and gaming at all levels. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Investor Relations Inquiries	Media Inquiries
JCIR	brandon.apter@esportsentertainmentgroup.com
Joseph Jaffoni, James Leahy, Norberto Aja	or
212-835-8500	eeg@kcsa.com
gmbl@jcir.com

Esports Entertainment Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2022	June 30, 2021
ASSETS

Current assets
Cash	$9,404,637	$19,917,196
Restricted cash	2,968,183	3,443,172
Accounts receivable, net	374,435	136,681
Receivables reserved for users	1,329,709	2,290,105
Other receivables	1,339,497	658,745
Prepaid expenses and other current assets	1,727,567	3,264,344
Total current assets	17,144,028	29,710,243

Equipment, net	136,612	726,942
Operating lease right-of-use asset	221,332	1,272,920
Intangible assets, net	37,835,275	45,772,555
Goodwill	28,118,967	40,937,370
Other non-current assets	2,217,660	1,315,009

TOTAL ASSETS	$85,673,874	$119,735,039

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued expenses	$12,973,020	$8,458,689
Liabilities to customers	3,932,287	3,057,942
Deferred revenue	580,004	22,110
Senior convertible note	35,000,000	-
Derivative liability	20,573,051	-
Current portion of notes payable and other long-term debt	258,385	223,217
Operating lease liability - current	585,786	414,215
Contingent consideration - current	2,436,591	-
Total current liabilities	76,339,124	12,176,173

Senior convertible note, net of unamortized discount	-	6,302,504
Notes payable and other long-term debt	112,425	221,300
Warrant liability	4,411,580	23,500,000
Deferred income taxes	-	1,870,861
Operating lease liability - non-current	1,120,225	878,809
Contingent consideration - non-current	1,296,385	-

TOTAL LIABILITIES	83,279,739	44,949,647

Commitments and contingencies
Mezzanine equity:
10% Series A cumulative redeemable preferred stock, $0.001 par value, 1,725,000 authorized, 835,950 shares issued and outstanding, aggregate liquidation preference $9,195,450 at March 31, 2022	7,707,543	-
Stockholders’ equity (deficit):
Preferred stock $0.001 par value, 10,00,000 shares authorized	-	-
Common stock $0.001 par value, 500,000,000 shares authorized, 40,722,944 and 21,896,145 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	40,723	21,896
Additional paid-in capital	144,528,035	122,341,002
Accumulated deficit	(145,364,841)	(46,908,336)
Accumulated other comprehensive loss	(4,517,325)	(669,170)
Total stockholders’ equity (deficit)	(5,313,408)	74,785,392

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$85,673,874	$119,735,039

Esports Entertainment Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Net revenue	$15,699,587	$5,398,708	$46,638,925	$7,983,293

Operating costs and expenses:
Cost of revenue	6,282,445	2,321,620	19,248,877	4,249,889
Sales and marketing	7,074,414	2,399,200	21,332,423	4,891,688
General and administrative	14,339,615	6,291,388	38,685,937	14,082,111
Asset impairment charges	38,629,310	-	38,629,310	-
Total operating expenses	66,325,784	11,012,208	117,896,547	23,223,688

Operating loss	50,626,197	5,613,500	71,257,622	15,240,395

Other income (expense):
Interest expense	(611,021)	-	(5,368,933)	-
Loss on conversion of Senior Convertible Notes	-	-	(5,999,662)	-
Loss on extinguishment of Senior Convertible Notes	-	-	(28,478,804)	-
Change in fair value of derivative liability on senior convertible note	(20,573,051)	-	(22,055,672)	-
Change in fair value of warrant liability	8,181,398	(5,358,313)	28,641,920	(4,729,924)
Change in fair value of contingent consideration	99,247	(1,305,804)	1,950,693	(1,305,804)
Other non-operating income (loss)	(39,440)	(165,463)	(1,391,855)	(265,487)
Total other income (expense)	12,942,867	(6,829,580)	(32,702,313)	(6,301,215)

Loss before income taxes	63,569,064	12,443,080	103,959,935	21,541,610

Income tax benefit (expense)	(431)	-	5,503,430	-

Net loss	$63,569,495	$12,443,080	$98,456,505	$21,541,610
Dividend on 10% Series A cumulative redeemable preferred stock	(200,628)	-	(300,942)	-
Accretion of 10% Series A cumulative redeemable preferred stock to redemption value	(73,136)	-	(108,209)	-

Net loss attributable to common stockholders	$63,843,259	$12,443,080	$98,865,656	$21,541,610

Net loss per common share:
Basic and diluted loss per common share	$(2.11)	$(0.73)	$(3.97)	$(1.54)
Weighted average number of common shares outstanding, basic and diluted	30,308,685	16,950,275	24,874,910	13,974,197

Adjusted EBITDA

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Net income (loss)	$(63,569,495)	$(12,443,080)	$(98,456,505)	$(21,541,610)

Adjusted for:
Interest	611,021	-	5,368,933	-
Income tax	431	-	(5,503,430)	-
Depreciation and amortization	3,343,725	882,951	10,026,191	1,687,161
Shared based compensation expense	1,346,502	743,527	3,958,275	3,055,118
Asset impairment charges	38,629,310	-	38,629,310	-
Transaction related expenses	13,532	1,340,249	269,013	1,435,788
Other non-operating cost	39,440	165,463	1,391,855	265,487
Change in fair value of warrant liability	(8,181,398)	5,358,313	(28,641,920)	4,729,924
Change in fair value of derivative liability on senior convertible note	20,573,051	-	22,055,672	-
Loss on conversion of senior convertible note	-	-	5,999,662	-
Loss on extinguishment of senior convertible note	-	-	28,478,804	-
Change in fair value of contingent consideration	(99,247)	1,305,804	(1,950,693)	1,305,804
Total adjusted EBITDA (loss)	$(7,293,128)	$(2,646,773)	$(18,374,833)	$(9,062,328)

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that it provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measure used by the Company in this press release may be different from the methods used by other companies.

We define and calculate Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, non-core litigation, settlement and related costs, remeasurement of warrant liabilities, and certain other non-recurring, non-cash or non-core items, as described in the reconciliation below.

Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring items (for example, in the case of transaction-related costs), non-cash expenditures (for example, in the case of depreciation, amortization, and stock-based compensation), or are not related to our underlying business performance (for example, in the case of interest income and expense and litigation settlement and related costs).